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                                   Exhibit 6.2
                         Compensatory Stock Option Plan

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                         Reliant Interactive Media Corp.

                       1999 COMPENSATORY STOCK OPTION PLAN

1.    Purpose of this Plan.

      This Compensatory Stock Option Plan ("Plan") is intended as an employment incentive, to aid in attracting and retaining in the employ or service of Reliant Interactive Media Corp. ("Company"), a Nevada corporation, and any Affiliated company, persons of experience and ability and whose services are considered valuable, to encourage the sense of proprietorship in such persons, and to stimulate the active interest of such persons in the development and success of the Company. This Plan provides for the issuance of non-statutory stock options ("CSOs" or "Options") which are not intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended ("Code"). Certain other terms also are defined in Paragraph 17 and elsewhere of this Plan.

2.    Administration of this Plan.

      The Company's Board of Directors ("Board") may appoint and maintain as administrator of this Plan the Compensation Committee ("Committee") of the Board which shall consist of at least two members of the Board. At any time that the Committee is not duly constituted, the Board itself shall have and fulfill the duties herein allocated to the Committee. The Committee shall have full power and authority to designate Plan participants, to determine the provisions and terms of respective CSOs (which need not be identical as to number of shares covered by any CSO, the method of exercise as related to exercise in whole or in installments, or otherwise), including the CSO price, and to interpret the provisions and supervise the administration of this Plan. The Committee may in its discretion provide that certain CSOs not vest (that is, become exercisable) until expiration of a certain period after issuance or until other conditions are satisfied, so long as not contrary to this Plan.

      A majority of the members of the Committee shall constitute a quorum. All decisions and selections made by the Committee pursuant to this Plan's provisions shall be made by a majority of its members. Any decision reduced to writing and signed by all of the members shall be fully effective as if it had been made by a majority at a meeting duly held. The Committee shall select one of its members as its chairman and shall hold its meetings at such times and places as it deems advisable. Each Option shall be evidenced by a written agreement containing terms and conditions established by the Committee consistent with the provisions of this Plan.

3.    Designation of Participants

      Only Employees shall be eligible for participation in this Plan. The Committee shall have full power to designate, from among eligible individuals, the persons to whom CSOs may be granted. A person who has been granted a CSO hereunder may be granted an additional CSO or CSOs, if the committee shall so determine. Persons eligible under this Plan additionally may be granted one or more options under any other compensation or stock option plan or awarded shares


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under any other  benefit plan of the  Company.  No Option shall confer any right upon the Optionee with respect to the continuation of his employment (or his position as an officer, director, employee or consultant) with the Company or any Affiliated Company, and shall not interfere with the right of the Company or any Affiliated Company to terminate such relationship(s) at any time in accordance with law and any agreements then in force.

4.    Stock Reserved for this Plan.

      Subject to adjustment as provided in Paragraph 9 below, a total of 500,000 Shares of Common Stock of the Company ("Option Stock" or "Option Shares") shall be subject to this Plan. The Option Stock subject to this Plan shall consist of unissued shares of Common Stock or previously issued shares of Common Stock reacquired and held by the Company or any Affiliated Company, and such number of Option Shares shall be and is hereby reserved for sale for such purpose. Any Option Shares which may remain unsold and which are not subject to outstanding CSOs at the termination of this Plan shall cease to be reserved for the purpose of this Plan, but until termination of this Plan the Company shall at all times reserve a sufficient number of shares to meet the requirements of this Plan. Should any CSO expire or be cancelled prior to its exercise in full, the unexercised Option Shares theretofore subject to such CSO may again be subjected to a CSO under this Plan.

5.    Option Exercise Price.

      The purchase (exercise) price of each share of Option Stock made subject to an Option shall be Two Dollars and fifty cents ($2.50) per share for the first six (6) months; Four Dollars ($4.00) per share for the seventh (7th) through twelfth (12th) month; Six Dollars ($6.00) per share for the thirteenth
(13th) through eighteenth (18th) month; and Seven Dollars and fifty cents ($7.50) for the nineteenth (19th) through twenty-fourth (24th) month of Common Stock.

6.    Exercise Period; Vesting.

      (a) An Option shall have a term of not more than ten (5) years from the date of grant and shall automatically terminate:

            (i) Upon termination of the Optionee's employment with the Company for cause;

            (ii) At the expiration of a period to be determined by the Committee at the time of grant which is not to exceed six
                     (6) months following the date of termination of the Optionee's employment with the Company without cause for any reason other than death; provided that if no such period is specified in the Option, the Option shall automatically terminate thirty days following termination of Optionee's employment; provided, further, that if the Optionee dies within such period, subclause (iii) below shall apply; or

            (iii) At the expiration of twelve (12) months after the date of death of the Optionee; provided, that the Committee may in its discretion provide that any Option not be exercisable after the Optionee's death or may be exercised for a further period which shall be less than further twelve months.


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            (iv)     Unless otherwise specified in the Option, if termination is due to the Optionee's "permanent and total disability" within the meaning of Section 422(c)(6) of the Code, on Option may be exercised at any time within twelve (12) months following termination of employment or relationship as a consultant or director.

      (b) "Employee" and "Employment with the Company" as used in this Plan shall include employment or relationship as a consultant, adviser or director with the Company or any Affiliated Company in any such capacity, even if employment or engagement in another capacity ceases. Options granted under this Plan shall not be affected by an employee's transfer of employment among the Company and any one or more Affiliated Companies. An Optionee's employment with the Company shall not be deemed interrupted or terminated by a bona fide leave of absence (such as sabbatical leave or employment by the Government) duly approved, military leave or sick leave. As to consultants, advisers or other non-employee providers of services, employment with the Company shall be deemed to cease upon formal termination of the Optionee's engagement.

      (c) Each Option may be made exercisable (that is, vest) in whole or in installments, cumulative or otherwise, during its term, or subject to other restrictions or limitations. Unless otherwise set forth in the granting resolution, an Option shall vest immediately upon grant. If an Option is made to vest over time, any portion not vested at the time of termination of employment or relationship as a direct or consultant with the Company shall lapse as if never granted. Nothing contained in this Section shall be construed to extend the term of any Option or to permit anyone to exercise an Option after expiration of its term, nor shall it be construed to increase the number of shares as to which any Option is exercisable from the amount exercisable on the date of termination of the Optionee's employment or relationship as a consultant or director.

7.    Exercise Options.

      (a) The Committee, in granting CSOs, shall have discretion to determine the terms upon which CSOs shall be exercisable, subject to applicable provisions of this Plan. Once available for purchase, unpurchased Option Shares shall remain subject to purchase until the CSO expires or terminates in accordance with Paragraph 6 above. Unless otherwise provided in the CSO, a CSO may be exercised in whole or in part, one or more times, but no CSO may be exercised for a fractional share. Resulting fractions shall be rounded up or down, as appropriate.

      (b) CSOs may be exercised solely by the Optionee or a permitted transferee during his lifetime or by a spouse or former spouse pursuant to a qualified domestic relations order, or if the Option permits, after his death (with respect to the number of shares which the Optionee could have purchased at the time of death) by the person or persons entitled thereto under the decedent's will or the laws of descent and distribution.

      (c) The purchase price of the Option Shares as to which a CSO is exercised shall be paid or delivered in full at the time of exercise and no Option Shares shall be issued until full payment is made therefore. Payment shall be made by any one or more of the following means:


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            (i)      in cash,  represented by bank or cashier's check, certified check or money order, or made by bank wire transfer;

            (ii) by offsetting against the purchase price a cash obligation of the Company which is both liquidated (meaning the dollar amount is fixed and known or easily determinable) and uncontested;

            (iii) with the prior approval of the Committee, by delivering shares of the Company's Common Stock which have been beneficially owned by the Optionee, the Optionee's spouse or both of them, for a period of at least six (6) months prior to the time of exercise (the "Delivered Stock"), the Delivered Stock to be valued by the Committee in good faith at its Fair Market Value on the date of exercise;

            (iv) with the prior approval of the Committee, by delivery of shares of corporate stock which are freely tradeable without restriction and which are part of a class of securities which has been listed for trading on the Nasdaq National Market System, the Nasdaq Small Cap Market or a national securities exchange, with an aggregate Fair Market Value on the date of exercise equal to or greater than the exercise price of the Option Shares being purchased under the Option ("Other Shares"); or

            (v) with the prior approval of the Committee, by delivering to the Company the Optionee's personal recourse promissory note, adequately secured by property other than the Option Shares thereby purchased, containing such terms and conditions as the Committee shall determine.

      (d) An Option shall be deemed exercised when written notice thereof, accompanied by the appropriate payment in full, is received by the Company. No holder of an Option shall be,or have any of the rights and privileges of, a shareholder of the Company in respect of any Option Shares purchasable upon exercise of an Option unless and until certificates evidencing such shares shall have been issued by the Company to him, her or it.

      (e) An Option may, but need not, provide that the Optionee may at any time when and to the extent the Option is exercisable, effect an Option Exchange, provided the then market price of the Common Stock exceeds the Option's exercise price. To effect an Option Exchange, the Optionee must surrender the Option at the Company's principal offices stating the intent to effect the Option Exchange and the number of Option Shares being exchanged, an the Option Exchange shall be deemed to take place on the date of the Company's receipt thereof or such later date as the Optionee specifics in writing. In connection with any Option Exchange, an Option shall represent the right to subscribe for and acquire the number of Option Shares equal to (i) the number of Option Shares specified by the Optionee in its notice of exchange (the "Total Number") LESS (ii) the number of Option Shares equal to the quotient obtained by dividing (A) the product of the Total Number and the exercise price by (B) the current Fair Market Value of a share of the Common Stock on the date of exchange, or if such date is not a trading day, on the trading day preceding. One or more certificates for the Option Shares issuable and, if applicable, a new Option of like tenor evidencing


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the  balance of the Option  Shares  remaining  subject to the  Option,  shall be issued as of the exercise date.

8.    Non-Transferability of Options.

      No Option shall be assignable or otherwise transferable except by will or by operation of law, pursuant to a qualified domestic relations order (as defined in Rule 16b-3 of the Securities and Exchange Commission, or any
successor rule), or pursuant to Title I of the Employee Retirement Income Security Act of 1974, as amended (ERISA), or rules thereunder. No CSO shall be pledged or hypothecated in any manner, whether by operation of law or otherwise, nor be subject to execution, attachment or similar process. The same restrictions on transfer or assignment shall apply to any heirs, devisees, beneficiaries, legal representatives or other persons acquiring this Option or an interest herein under such an instrument or by operation of law. Any attempt to transfer or otherwise dispose of an Option in contravention of its terms shall void the Option.

9.    Reorganization and Recapitalization of the Company.

      (a) No Limit Imposed on Corporate Powers. The existence of this Plan and Options granted hereunder shall not affect in any way the right or power of the Company or its shareholders to make or authorize any and all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures or other indebtedness, or any preferred or prior preference stocks senior to or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale, exchange or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

      (b) Certain Adjustments to be Made. The Option Shares with respect to which Options may be granted hereunder are shares of the Common Stock of the Company as currently constituted. In certain instances, the number of shares purchasable upon exercise of Options and the exercise price shall be adjusted as provided herein. All adjustments and made under this Section shall be made by the Committee in good faith in its sole discretion. Every adjustment inn outstanding options shall be made without change in the total price applicable to the unexercised portion of the Option but with a corresponding adjustment in the exercise price per share and numbers (and if applicable, kind) of share purchasable.

      (c) Stock Splits, Stock Combinations, Etc. If, and whenever, prior to delivery by the Company of all of the Option Shares which are subject to Options granted hereunder, the Company shall effect a split or combination of the Common Stock or other capital readjustment, the payment of a Common Stock dividend, or recapitalization, reclassification or other increase or reduction of the number of shares of the Common Stock outstanding without receiving compensation therefor in money, services or property, then the number of Option shares available under this Plan and the number of Option shares with respect to which Options granted hereunder may thereafter be exercised shall (i) in the event of an increase in the number of outstanding shares of Common Stock, be proportionately increased , and the cash consideration payable per share shall be proportionately reduced; and (ii) in the event of a reduction in the number


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of outstanding shares of Common Stock, be proportionately  reduced, and the cash consideration payable per share shall be proportionately increased.

      (d) Certain Other Changes in the Common Stock. If the outstanding Common Stock shall be hereafter increased or decreased, or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation, by reason of reorganization, merger, consolidation, share exchange or other business combination in which the Company is the surviving parent corporation, appropriate adjustment shall be made by the Committee in the number and kind of shares for which Options may be granted under the Plan. In addition, the Committee shall make appropriate adjustment in the number and kind of shares as to which outstanding and unexercised Options shall be exercisable, to the end that the proportionate interest of the holder of the Option shall, to the extent practicable, be maintained as before the occurrence of such event.

      (e) Certain Defined Reorganization. For purposes of this Section, the term "Reorganization" shall mean any reorganization, merger, consolidation, share exchange, or other business combination pursuant to which the Company is not the surviving parent corporation after the effective date of the Reorganization, or any sale or lease of all or substantially all of the assets of the Company, and the therm "Reorganization Agreement" shall mean a plan or agreement with respect to a Reorganization. Nothing herein shall require the Company to adopt a Reorganization Agreement, or to make provision for the adjustment, change, conversion, or exchange of any Options, or the shares subject thereto, in any Reorganization Agreement which it does adopt. In the event of a Reorganization (as hereinafter defined), then,

            (i) If there is no Reorganization Agreement, or if the Reorganization Agreement does not specifically provide for the adjustment, change, conversion, or exchange of the outstanding and unexercised options for cash or other property or securities of another corporation, then any outstanding and unexercised options shall terminate as of a future date to be fixed by the Committee; or,

            (ii)     If   there   is  a   Reorganization   Agreement,   and  the
                     Reorganization Agreement specifically provides for the adjustment, change, conversion, or exchange of the outstanding and unexercised options for cash or other property or securities of another corporation, the Committee shall adjust the shares under such outstanding and unexercised options, and shall adjust the shares remaining under the Plan which are then available for the issuance of options under the Plan if the Reorganization Agreement for the adjustment, change, conversion, or exchange of such options and shares.

            (iii) The Committee shall provide to each Optionee then holding an outstanding and unexercised Option not less than thirty
                     (30) calendar days' advance written notice of any date fixed by the Committee pursuant to this Section 13 and of the terms of any Reorganization Agreement providing for the adjustment, change, conversion, or exchange of outstanding and unexercised Options. Except as the Committee may otherwise provide, each Optionee shall have the right


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                     during  such  period to  exercise  his  Option  only to the extent that the Option was exercisable on the date such notice was provided to the Optionee.

      (f) Dissolution or Liquidation. In the event of the dissolution or liquidation of the Company, any outstanding and unexercised options shall terminate as of a future date to be fixed by the Committee.

      (g) No Adjustments to be Made. Except as expressly provided above, the Company's issuance of shares of its capital stock of any class, or securities convertible into shares of its capital stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into or exchangeable for shares of capital stock or other securities of the Company, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Option shares subject to CSOs granted hereunder or the purchase price of such shares.

10.   Purchase for Investment.

      Unless the Option Shares covered by this Plan have been registered under the Act prior to issuance, each person exercising a CSO under this Plan may be required by the Company to give a representation in writing that he is acquiring such shares for his or her own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof.

11.   Effective Date and Expiration of this Plan.

      This Plan shall be effective as of EFFECTIVE DATE, the date of its adoption by the Board, and no CSO shall be granted pursuant to this Plan after its expiration. This Plan shall expire on EXPIRATION DATE except as to CSOs then outstanding, which shall remain in effect until they have expired or been exercised.

12.   Amendments or Termination.

      The Committee or Board may amend, alter or discontinue this Plan at any time in such respects as it shall deem advisable in order to conform to any change in any other applicable law, or in order to comply with the provisions of any rule or regulation of the Securities and Exchange Commission required to exempt this Plan or any CSOs granted thereunder from the operation of Section 16(b) of the Exchange Act, or in any other respect not inconsistent with Section 16(b) of the Exchange Act; provided, that no amendment or alteration shall be made which would impair the rights of any participant under any CSO theretofore granted, without his consent (unless made solely to conform such CSO to, and necessary because of, changes in the foregoing laws, rules or regulations), and except that no amendment or alteration shall be made without the approval of shareholders which would increase the total number of shares reserved for the purposes of this Plan (except as provided in Paragraph 9) or extend the expiration date of this Plan as set forth in Paragraph 11.


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13.   Government Regulations.

      This Plan, and the granting and exercise of CSOs hereunder, and the obligation of the Company to sell and deliver Option Shares under such CSOs, shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

14.   Liability.

      No member of the Board of Directors or the Committee, nor any officers, employees or agents of the Company or any Affiliated Company shall be personally liable for any action, omission or determination made in good faith in connection with this Plan.

15.   Options in Substitution for Other Options.

      The Committee may, in its sole discretion, at any time during the term of this Plan, grant new options to an employee under this Plan or any other stock option plan of the Company on the condition that such employee shall surrender for cancellation one or more outstanding options which represent the right to purchase (after giving effect to any previous partial exercise thereof) a number of shares, in relation to the number of shares to be covered by the new conditional grant hereunder, determined by the Committee. If the Committee shall have so determined to grant such new options on such a conditional basis ("New Conditional Options"), no such New Conditional Option shall become exercisable in the absence of such employee's consent to the condition and surrender and cancellation as appropriate. New Conditional Options shall be treated in all respects under this Plan as newly granted option. Options may be granted under this Plan from time to time in substitution for similar rights held by employees of other corporations who are about to become employees of the Company or an Affiliated Company as a result of a merger or consolidation of the employing corporation with the Company or an Affiliated Company, or the acquisition by the Company or an Affiliated Company of the assets of the employing corporation, or the acquisition by the Company or an Affiliated Company of stock of the employing corporation as the result of which such other corporation becomes an Affiliated Company.

16.   Withholding Taxes.

      Pursuant to applicable federal and state laws, the Company may be required to collect withholding taxes upon the exercise of a CSO. The Company may require, as a condition to the exercise of a CSO, that the Optionee concurrently pay to the Company the entire amount or a portion of any taxes which the Company is required to withhold by reason of such exercise, in such amount as the Committee or the Company in its discretion may determine. In lieu of part or all of any such payment, the Optionee may elect to have the Company withhold from the shares to be issued upon exercise of the option that number of shares having a Fair Market Value equal to the amount which the Company is required to withhold.

17.   Other Definitions.

      Whenever used in this Plan, except where the context might clearly indicate otherwise, the following terms shall have the meanings set forth below:

      a. "Act" means the U.S. Securities Act of 1933, as amended.


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      b. "Affiliated Company" means any Parent or Subsidiary of the Company.

      c. "Award" or "grant" means any grant of a CSO (Option) made under this Plan.

      d. "Board of Directors" means the Board of Directors of the Company. The term "Committee" is defined in Section 2 of this Plan.

      e. "Common Stock" or "Common Shares" means the common stock, $.001 par value per share, of the Company, or in the event that the outstanding Common shares are hereafter changed into or exchanged for different shares or securities of the Company or any other issuer, such other shares or securities.

      f. "Date of Grant" means the day the Committee authorizes the grant of a CSO or such later date as may be specified by the Committee as the date a particular grant will become effective.

      g. "Employee" means and includes the following persons: (i) executive officers, officers and directors (including advisory and other special directors) of the Company or an Affiliated Company, (ii) full-time and part-time employees of the Company or an Affiliated Company (iii)
         persons engaged by the Company or an Affiliated Company as a consultant, advisor or agent; and (iv) a lawyer, law firm, accountant or accounting firm, or other professional or professional firm engaged by the Company or an Affiliated Company.

      h. "Optionee" means an Employee to whom a CSO is granted.

      i. "Parent" means any corporation owning 50% or more of the total combined voting stock of all classes of the Company or of another corporation qualifying as a Parent within this definition.

      j. "Subsidiary" means a corporation more than 50% of whose total combined capital stock of all classes is held by the Company or by another corporation qualifying as a Subsidiary within this definition.

18.   Litigation.

      In the event that any Optionee or Optionee's successor should bring any lawsuit or other action or proceeding ("Action") against the Company or an Affiliated Company based upon or arising in relation to an Option, an Optionee, or successor, as the case may be, not prevailing in such Action shall be required to reimburse the Company or Affiliated Company's costs and expenses, including reasonable attorneys' fees, incurred in defending such action and appealing any award by a lower court.

19.   Miscellaneous Provisions.

      The place of administration of this Plan shall be in the State of Nevada (or subsequently, wherever the Company's principal executive offices are located), and the validity, construction, interpretation and effect of this Plan and of its rules, regulations and rights relating to it, shall be determined solely in accordance with the laws of the State of Nevada or subsequent state of domicile, should the Company be redomiciled. Without amending this Plan, the Committee may issue Options and Options Shares to employees of the Company who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those specified in this Plan but consistent with the purpose of this Plan, as it deems necessary and desirable to create equitable opportunities given differences in tax laws in other countries. All expenses of administering this Plan and issuing Option and Option Shares shall be borne by the Company.

      By signature below, the undersigned officers of the Company hereby certify that the foregoing is a true and correct copy of the 1999 Compensatory Stock Option Plan of the Company.

DATED:
      -----------------------

                         Reliant Interactive Media Corp.



By:/s/                                        By:/s/
   --------------------------                    -----------------------
    Authorized Officer                           Secretary

                         Reliant Interactive Media Corp.

                         ------------------------------
                         CERTIFICATION OF PLAN ADOPTION
                         ------------------------------


      I, the undersigned Secretary of this corporation, hereby certify that the foregoing Compensatory Stock Option Plan of this corporation was duly approved by the requisite number of holders of the issued and outstanding common stock of this corporation as of the date below.

Date of Approval:
                 ---------------------------



                         /s/
                         ------------------------------
                                    Secretary

--------------------------------------------------------------------------------

                                   Attachment

                   Reliant Interactive Media Corp. Option List

--------------------------------------------------------------------------------

                         Reliant Interactive Media Corp.

                                   Option List
                                   -----------
==========================================================================================================
      Kevin Harrington                     Tim Harrington                        Mel Arthur
----------------------------------------------------------------------------------------------------------
Up to 60,000 shares for each       Up to 40,000 shares for each six      Up to 5,000 shares for each
six month period up to a total     month period up to a total of         six month period up to a total
of 240,000 shares.                 160,000 shares.                       of 20,000 shares.
==========================================================================================================